UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 23, 2007
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


           001-09293                             73-1016728
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   (Commission File Number)            (IRS Employer Identification No.)


             One Pre-Paid Way
                   Ada, OK                            74820
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  (Address of Principal Executive Offices)          (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

         On April 23, 2007, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended March 31, 2007. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

      Exhibit No.                      Description
      -----------                      -----------

          99.1            Company Press Release dated April 23, 2007


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:  /s/ Randy Harp
                             ---------------------------------------------------
                               Randy Harp, Chief Operating Officer

Date:  April 27, 2007





For Release 8:30 a.m. Eastern                     Company      Steve Williamson
Monday, April 23, 2007                            Contact:        (580) 436-1234

             Pre-Paid Legal Announces Record Net Income & Record EPS
                                    -- -- --
                Net Income Up 13%; EPS Up 29% & Cash Flow Up 12%

ADA, OK, April 23, 2007 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced financial results for the first quarter ended March 31, 2007. Membership revenues increased 2% to $103.9 million from $101.7 million for the same period last year. Net income increased 13% to $14.7 million from $13.1 million for the comparable prior year period. Diluted earnings per share for the quarter increased 29% to $1.08 per share from 84 cents per share for the prior year's comparable quarter, higher than the net income increase due to the 13% decrease in the weighted average number of outstanding shares.

Net cash provided from operating activities before changes in assets and liabilities for the quarter ended March 31, 2007 increased 12% to $16.8 million compared to $15.0 million for the comparable period of 2006. During the first quarter, we returned $14.0 million to shareholders through the repurchase of 328,823 shares of common stock at an average per share price of $42.55. Since April 1999, we have returned $310.0 million to shareholders through the purchase of 11.7 million shares, average price of $26.49 per share, and $17.1 million in dividends for a combined total of $327.0 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 44% from 23.7 million at March 31, 1999 to 13.3 million today. At March 31, 2007, our total indebtedness was $87.4 million and we had unpledged cash and investment balances of $87.0 million.

First quarter 2007 membership fees increased slightly to $103.9 million from $103.8 million for the fourth quarter of 2006. Associate services revenues increased during the 2007 first quarter by approximately $358,000 to $7.1 million from $6.7 million for the 2006 fourth quarter and associate services and direct marketing expenses decreased by $1.1 million during the same period. Membership benefits totaled $36.8 million in the first quarter of 2007 compared to $37.1 million for the 2006 fourth quarter and represented 35% and 36%, respectively, of membership fees for the two periods. Commissions to associates totaled $30.5 million in the 2007 first quarter compared to $30.7 million for the 2006 fourth quarter and represented 29% and 30%, respectively, of membership fees for the two periods. General and administrative expenses increased slightly during the 2007 first quarter to $12.7 million compared to $12.4 million for the 2006 fourth quarter and represented 12% of membership fees for both periods.

We will conduct a conference call to present the first quarter results on Wednesday, April 25, 2007, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5517. Audio replay will be available beginning at 11:30 a.m. Eastern Time on April 25, 2007 and will run through midnight Wednesday, May 2, 2007 by dialing (719) 457-0820; passcode for the replay is 6934951. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

We expect to file our quarterly report on Form 10-Q for the three months ended March 31, 2007 later this week.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation as well as will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to significantly increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2006 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.




PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                                   Three Months Ended
                                                                ----------------------------------------------------
                                                                            March 31                   December 31
                                                                    2007               2006                 2006
                                                                -------------      --------------     --------------
Revenues:
  Membership fees...........................................    $  103,881         $  101,740          $    103,757
  Associate services........................................         7,064              6,963                 6,706
  Other.....................................................         1,139              1,257                 1,209
                                                                -------------      --------------     --------------
                                                                   112,084            109,960               111,672
                                                                -------------      --------------     --------------
Costs and expenses:
  Membership benefits.......................................        36,751             35,628                37,075
  Commissions...............................................        30,532             31,885                30,739
  Associate services and direct marketing...................         6,375              7,302                 7,463
  General and administrative................................        12,747             12,467                12,362
  Other, net................................................         3,744              2,723                 3,677
                                                                -------------      --------------     --------------
                                                                    90,149             90,005                91,316
                                                                -------------      --------------     --------------
Income before income taxes..................................        21,935             19,955                20,356
Provision for income taxes..................................         7,207              6,884                 7,125
                                                                -------------      --------------     --------------
Net income..................................................    $   14,728         $   13,071          $     13,231
                                                                -------------      --------------     --------------
Basic earnings per common share.............................    $     1.09         $      .85          $        .95
                                                                -------------      --------------     --------------
Diluted earnings per common share...........................    $     1.08         $      .84          $        .94
                                                                -------------      --------------     --------------
Weighted average number of shares, as adjusted:
    Primary.................................................        13,541             15,430                13,972
                                                                -------------      --------------     --------------
    Diluted.................................................        13,617             15,572                14,051
                                                                -------------      --------------     --------------
Net cash provided by operating activities before changes
 in assets and liabilities..................................    $   16,776         $   15,006         $      15,816
                                                                -------------      --------------     --------------
Net cash provided by operating activities...................    $   24,105         $   18,277         $      18,814
                                                                -------------      --------------     --------------
Net cash used in investing activities.......................    $     (827)        $   (7,959)        $      (9,246)
                                                                -------------      --------------     --------------
Net cash used in financing activities.......................    $  (17,702)        $  (25,073)        $     (28,897)
                                                                -------------      --------------     --------------
